EXHIBIT 13.1

CERTIFICATION OF NIKOLAOS CACOS
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Amera Resources Corporation (the ACompany@) on Form 20-F/A, Amendment No. 1, for the year ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the AReport@), I, Nikolaos Cacos, Chief Executive Officer, President and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Dated:  June 6, 2008

/s/ Nikolaos Cacos
Nikolaos Cacos,
Chief Executive Officer, President
and Director